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                                                                    EXHIBIT 7(b)

                           STOCK REPURCHASE AGREEMENT

                  This Stock Repurchase Agreement (this "Agreement"), dated as of February 28, 2002, is entered into by and between New Century Financial Corporation, a Delaware corporation (the "Company"), and U.S. Bancorp, a Delaware corporation ("Seller").

                                    RECITALS

                  WHEREAS, Seller desires to sell 7,144 shares of the Company's Series 1999-A preferred stock, $0.01 par value per share (the "Repurchase Shares"), to the Company, and the Company desires to repurchase all of the Repurchase Shares upon the terms and subject to the conditions set forth below (the "Repurchase"); and

                  WHEREAS, the Board of Directors of the Company has approved the transactions contemplated by this Agreement.

                  In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         1. REPURCHASE OBLIGATIONS. The Company will repurchase all of the Repurchase Shares from Seller, and Seller will sell all of the Repurchase Shares to the Company on the terms and conditions set forth in this Agreement. The price per Repurchase Share shall be $979.72 (the "Repurchase Price").

         2. CLOSING.

                  (a) Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Newport Beach, California, or such other location agreed upon by the parties, on February 28, 2002 or the first business day thereafter as of which all of the conditions to the Closing have been satisfied or waived in accordance with Section 6 below.

                  (b) Sellers' Obligations. Upon the Closing, Seller shall deliver to the Company one or more stock certificates representing the Repurchase Shares, duly endorsed for transfer, with appropriate stock powers attached, properly signed and with any necessary documentary or transfer tax stamps duly affixed and cancelled and free and clear of all liens, encumbrances, security interests and claims, except for restrictions imposed by applicable securities laws.

                  (c) Company's Obligation. Against delivery of the stock certificates in accordance with Section 2(b) above, the Company shall deliver to Seller an amount in cash (paid via wire transfer in immediately available funds to an account designated by Seller in writing on or before the second business day prior to the Closing) equal to $6,999,119.68 which is the Repurchase Price multiplied by the number of Repurchase Shares to be repurchased by the Company hereunder.


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                  3. RIGHTS AS A STOCKHOLDER. Prior to the Repurchase, Seller
shall retain all rights as a stockholder of the Company with respect to the Repurchase Shares, including, without limitation, the right to vote the Repurchase Shares and the right to receive and retain any dividends thereon.

                  4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to the Company, as follows:

                  (a) Good Title. Seller has valid title to the Repurchase Shares being sold pursuant to this Agreement, free and clear of all encumbrances, except for restrictions imposed by applicable securities laws; and upon sale and delivery of, and payment for, such Repurchase Shares, as provided herein at the Closing, Seller will convey to the Company good and valid title to such Repurchase Shares free and clear of all encumbrances, except for restrictions imposed by applicable securities laws.

                  (b) Corporate Existence; Authority. Seller is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by Seller.

                  (c) No Conflicts. None of the execution and delivery of this Agreement by Seller, the sale of the Repurchase Shares by Seller, the consummation of any of the other transactions contemplated herein, or the fulfillment of the terms hereof, will violate the terms of, or result in a default under, Seller's Certificate of Incorporation or Bylaws, any material agreement to which Seller is a party or any provision of law to which such Seller is subject.

                  (d) Enforceability. Upon the execution and delivery hereof by the parties, this Agreement will be a binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  (e) Investment Representation. By reason of its business or financial experience, Seller has the capacity to protect its own interests in connection with the transactions contemplated hereby. Seller is aware of and has considered the financial and market risk of selling the Repurchase Shares on the terms set forth in this Agreement and is willing to forego through such sale the potential for future economic gain that might be realized from owning the Repurchase Shares.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  (a) Corporate Existence; Authority. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance



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of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors.

                  (b) No Conflicts. None of the execution and delivery of this Agreement by the Company, the repurchase of the Repurchase Shares by the Company, the consummation of any of the other transactions contemplated herein, or the fulfillment of the terms hereof, will violate the terms of, or result in a default under, the Certificate of Incorporation or Bylaws of the Company, any material agreement to which the Company is a party or any provision of law to which the Company is subject.

                  (c) Enforceability. Upon the execution and delivery hereof by the parties, this Agreement will be a binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

         6. CONDITIONS TO CLOSING.

                  (a) Seller's Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions:

                           (i) The representations and warranties of the Company set forth in Section 5 hereof shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on such date; and

                           (ii) The Company shall have fully performed all other obligations and agreements and complied with all other covenants and conditions contained in this Agreement to be performed or complied with by it prior to the Closing Date.

                  (b) Company's Conditions. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions:

                           (i) The representations and warranties of Seller set forth in Section 4 hereof shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on such date; and

                           (ii) Seller shall have fully performed all other obligations and agreements and complied with all other covenants and conditions contained in this Agreement to be performed or complied with by it prior to the Closing Date.

         7. FURTHER ASSURANCES. From time to time after the Closing, at the Company's request, Seller agrees to execute and deliver such other instruments of conveyance and transfer and take such other actions as the Company may reasonably request to effectively convey, transfer to and vest in the Company, all right, title and interest in and to the Repurchase Shares.



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         8. EXPENSES. Each party hereto agrees to bear its own fees and expenses relating to the Repurchase.

         9. GOVERNING LAW. This Agreement shall be construed with and enforced in accordance with the laws of the State of California, without reference to the choice of law principles thereof.

         10. ASSIGNMENT. The rights and obligations under this Agreement may not be assigned (a) by Seller, without the consent of the Company, or (b) by the Company, without the consent of Seller.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof which are of no further force and effect.

         12. AMENDMENTS. No amendment or other modification of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                     NEW CENTURY FINANCIAL CORPORATION,
                                     a Delaware corporation


                                     By: /s/ Patrick Flanagan
                                        ----------------------------------------
                                        Name:  Patrick Flanagan
                                        Title:  Executive Vice President


                                     U.S. BANCORP,
                                     a Delaware corporation


                                     By: /s/ Lawrence M. Backes
                                        ----------------------------------------
                                        Name:  Lawrence M. Backes
                                        Title:  SVP, Senior Portfolio Mgr.




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